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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 30, 2003


                              HANOVER DIRECT, INC.
          -------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

             DELAWARE                                       13-0853260
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   (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
         OF INCORPORATION)                            IDENTIFICATION NUMBER)

          115 RIVER ROAD
       EDGEWATER, NEW JERSEY                                   07020
-----------------------------------                       --------------
       (ADDRESS OF PRINCIPAL                                (ZIP CODE)
        EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
                                                          -------------------


--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.


         On July 17, 2003, Hanover Direct, Inc., a Delaware corporation ("Hanover"), filed an action (Index No. 03/602269) in the Supreme Court of the State of New York, County of New York (the "Court") against Richemont Finance S.A., a Luxembourg company ("Richemont"), and Chelsey Direct, LLC, a Delaware limited liability company ("Chelsey"), seeking a declaratory judgment as to whether Richemont improperly transferred all of Richemont's securities in Hanover consisting of 29,446,888 shares of Common Stock of Hanover and 1,622,111 shares of Series B Participating Preferred Stock of Hanover (collectively, the "Shares") to Chelsey on or about May 19, 2003 and whether Hanover can properly recognize the transfer of those Shares from Richemont to Chelsey under federal and/or state law.

         Hanover believes that Richemont sold the Shares to Chelsey while in the possession of confidential, material non-public information concerning Hanover that it had received from Hanover pursuant to a confidentiality agreement that barred it from using the information other than in connection with Richemont's relationship or business with Hanover. Hanover further believes that Richemont improperly used this information in connection with its sale of the Shares to Chelsey and that it would be improper, based on pertinent case law, for it to register the transfer of the Shares to Chelsey without a court first deciding the issue.

         On July 29, 2003, Chelsey answered Hanover's complaint, alleged certain affirmative defenses and raised three counterclaims against Hanover, including Delaware law requiring the registration of the Shares, damages, including attorney's fees, for the failure to register the Shares, and tortious interference with contract. Chelsey also moved for a preliminary injunction directing Hanover to register the ownership of the Shares in Chelsey's name.

         The parties appeared before the Court on July 29 and July 30, 2003. On July 30, 2003, an agreement was reached between the parties and read into the Court record and midday on July 31, 2003 the agreement reached between the parties and read into the Court record was ordered by the Court. Also, on July 31, 2003, Chelsey filed an Amendment No. 2 to its Schedule 13D (the "13D Amendment") with the Securities and Exchange Commission purporting to report the order of the Court reflecting the agreement of the parties. That 13D Amendment is incomplete and/or inaccurate in several material respects including, without limitation, the following.

         1. The 13D Amendment suggests that the Court on July 30, 2003 dictated the terms of the "interim order" when, in fact, the Court's order on July 31, 2003 merely approved the agreement independently reached by the parties on July 30, 2003.

         2. It is inaccurate to say that Hanover has taken the position that it "need not transfer record ownership" of the Shares to Chelsey. Rather, Hanover believes that it would be improper for it to register the transfer of the Shares to Chelsey without a court first deciding the issue.

         3. Hanover will register ownership of the Shares in Chelsey's name on a temporary basis, subject to final resolution of the rights of the parties in the litigation. The registration of the Shares in Chelsey's name may not be permanent, as Chelsey's 13D Amendment implies, but will be decided by the Court in the litigation.


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         4.  Chelsey  will have the right to elect as a class two  directors  of
Hanover, after August 31, 2003, on a temporary basis, subject to final resolution of the rights of the parties in the litigation, if Hanover does not redeem one-half of the Preferred Shares on or prior to that date, as called for by the Certificate of Designations, Powers, Preferences and Rights of the Series B Participating Preferred Stock of Hanover (the "Certificate of Designations"). Chesley's right to elect as a class two directors may not be permanent, as Chelsey's 13D Amendment implies, but will be decided by the Court in the litigation.

         5. Chelsey will be entitled to select immediately, on a temporary basis, subject to final resolution of the rights of the parties in the litigation, an individual reasonably acceptable to Hanover to attend all meeting of the Board of Directors of Hanover and any committee thereof as a non-voting observer (the "Observer"), subject to certain limitations set forth in the Certificate of Designations. Both Chelsey and the Observer are required by the Certificate of Designations to execute and deliver to Hanover a confidentiality agreement in form and substance reasonably satisfactory to the Company whereby each agrees to hold confidential all information learned as a result of the attendance by the Observer at the Board of Director and committee meetings. Hanover provided a form of such confidentiality agreement to Chelsey on July 30, 2003 substantially identical to Hanover's confidentiality agreement with Richemont that includes (1) an agreement by each of the Observer and Chelsey not to use any Confidential Information (as defined therein) disclosed to him or it for any purpose other than in connection with Chelsey's relationship or business with the Company, (2) an acknowledgement by each of Chelsey and the Observer that each understands that the securities laws of the United States under certain circumstances prohibit persons in possession of material, nonpublic information about an issuer from purchasing or selling securities of that issuer in breach of a duty of trust or confidence that is owned to that issuer or any other person and (3) a provision for the survival of the commitments contained in the agreement for a period terminating on the later to occur of the date which is (i) three (3) years from the date of the agreement or (ii) two (2) years from the date on which Confidential Information is last disclosed under the agreement. Chelsey's right to select an Observer may not be permanent, as Chelsey's 13D Amendment implies, but will be decided by the Court in the litigation.

         The parties further agreed that:

         1. Hanover and Chelsey will use their reasonable best efforts to prosecute and defend the pending declaratory judgment action as expeditiously as possible. Hanover is serving Richemont with the complaint pursuant to the Hague Convention and the complaint has been delivered to the Central Authority in the Grand Duchy of Luxembourg. It cannot know how soon service of the complaint on Richemont will be effected by the Central Authority. Richemont will have 30 days to respond to the complaint after service on it under the Hague Convention. Discovery is to be concluded 60 days following Richemont's responsive pleadings and a trial to be held as soon as may be practicable, subject to the calendar of the Justice.

         2. Until the Justice in the pending action renders a decision in the litigation, if Chelsey has a good faith intention to sell the Shares, it has agreed to give Hanover at least two business days' prior notice before consummating such a sale.


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         The parties  agreed that none of the  foregoing  agreements  shall give rise to an adverse inference with respect to the positions of the parties in the underlying litigation.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HANOVER DIRECT, INC.
                                         -------------------------------------
                                                      (Registrant)

July 31, 2003                            By: /s/ Edward M. Lambert
                                         -------------------------------------
                                         Name:  Edward M. Lambert
                                         Title: Executive Vice President and
                                                Chief Financial Officer